Exhibit 99.1

Oplink Reports Solid Third Quarter Fiscal Year 2012 Financial Results

Fremont, Calif., -- May 3, 2012 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its third quarter of fiscal 2012 ended April 1, 2012.

Revenues for the third quarter were $44.0 million and GAAP net income was $2.9 million, or $0.14 per diluted share. This compares to revenues of $43.3 million and GAAP net loss of $1.5 million, or ($0.08) per share, reported in the prior quarter, and $53.5 million and GAAP net income of $8.2 million, or $0.38 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the third quarter was $2.5 million, or $0.13 per diluted share, as compared to $2.0 million, or $0.10 per diluted share, reported in the prior quarter, and $10.6 million, or $0.49 per diluted share, reported in the same period of the prior year.  Non-GAAP results exclude the items described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $4.9 million in cash from operations, used $1.4 million for stock repurchases, and closed the quarter with cash, cash equivalents and short-term and long-term investments of $176.1 million.

"We are pleased to report solid third quarter results with revenue above the outlook we provided last quarter," commented Joe Liu, Chairman and CEO of Oplink. "The overall spending environment for our components and subsystems has stabilized, although order visibility remains limited. We remain optimistic about our opportunities, as we continue to broaden our R&D capabilities to provide next generation network solutions. We are confident these capabilities will help improve our margins and market position over time.”

Business Outlook for the Quarter Ending July 1, 2012
For the quarter ending July 1, 2012, the Company expects to report revenues between $42 million and $46 million and GAAP net income per diluted share of approximately $0.02 to $0.08.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share of approximately $0.09 to $0.15. GAAP and non-GAAP net income per diluted share for the quarter ending July 1, 2012 assume an effective tax rate of 26%.

Conference Call Information
The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on May 3, 2012.  The conference call can be accessed by dialing 1-877-941-8416, or 1-480-629-9808 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on May 3, 2012 until 11:59 p.m. Pacific Time on May 10, 2012, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4532642#.

Non-GAAP Financial Measures
In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink
Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement
This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending July 1, 2012." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential delays in introduction of new Oplink products; Oplink's reliance on a small number of customers for a substantial portion of its revenues; Oplink's reliance on third parties to supply critical components and materials for its products; intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a further downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; changes in our effective tax rate, which reduce our net income; and other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

(TABLES TO FOLLOW)

###

Investor Relations:
Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	April 1,	July 3,
	2012	2011
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$46,243	$52,644
Short-term investments	122,574	134,089
Accounts receivable, net	36,152	34,880
Inventories	20,187	24,719
Prepaid expenses and other current assets	8,265	10,706
Deferred tax assets	14,542	15,171
Total current assets	247,963	272,209
Property, plant and equipment, net	45,998	36,863
Long-term investments	7,274	-
Goodwill and intangible assets, net	1,775	2,948
Deferred tax assets	8,288	8,291
Other assets	4,166	493
Total assets	$315,464	$320,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,353	$11,549
Accrued liabilities and other current liabilities	14,039	12,041
Total current liabilities	26,392	23,590
Non-current liabilities	6,396	6,852
Total liabilities	32,788	30,442
Stockholders' equity	282,676	290,362
Total liabilities and stockholders’ equity	$315,464	$320,804

(1)	The July 3, 2011 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	April 1,	January 1,	April 3,	April 1,	April 3,
	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$43,978	$43,328	$53,471	$130,683	$155,136
Cost of revenues	30,470	29,977	34,188	89,704	100,623
Gross profit	13,508	13,351	19,283	40,979	54,513
Operating expenses:
Research and development	5,665	5,049	4,322	15,689	11,713
Sales and marketing	2,813	2,508	2,625	7,909	7,565
General and administrative	1,890	6,344	2,052	10,843	5,815
Stock compensation expense	1,242	1,169	1,229	4,163	3,897
Amortization of intangible assets	91	166	451	573	1,353
Loss (gain) on sale/disposal of assets	19	(8)	(24)	(366)	(107)
Total operating expenses	11,720	15,228	10,655	38,811	30,236
Income (loss) from operations	1,788	(1,877)	8,628	2,168	24,277
Interest and other income, net	92	203	180	408	291
Income (loss) before provision for income taxes	1,880	(1,674)	8,808	2,576	24,568
Benefit (provision) for income taxes	977	181	(620)	11	(2,312)
Net income (loss)	$2,857	$(1,493)	$8,188	$2,587	$22,256

Net income (loss) per share:
Basic	$0.15	$(0.08)	$0.40	$0.13	$1.13
Diluted	$0.14	$(0.08)	$0.38	$0.13	$1.07

Shares used in per share calculation:
Basic	19,200	19,185	20,308	19,364	19,723
Diluted	19,795	19,185	21,595	19,982	20,792

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	April 1,	January 1,	April 3,	April 1,	April 3,
	2012	2012	2011	2012	2011
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$2,857	$(1,493)	$8,188	$2,587	$22,256
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	92	89	123	290	342
Amortization of intangible assets	36	161	575	608	1,725
Total related to cost of revenues	128	250	698	898	2,067

Related to operating expenses:
Legal settlement	-	3,317	-	3,317	-
Stock compensation expense	1,242	1,169	1,229	4,163	3,897
Amortization of intangible assets	91	166	451	573	1,353
Total related to operating expenses	1,333	4,652	1,680	8,053	5,250

Tax effects on non-GAAP adjustments	(1,830)	(1,424)	-	(3,949)	-

Non-GAAP net income	$2,488	$1,985	$10,566	$7,589	$29,573

Net income per share, non-GAAP:
Basic	$0.13	$0.10	$0.52	$0.39	$1.50
Diluted	$0.13	$0.10	$0.49	$0.38	$1.42

Shares used in per share calculation:
Basic	19,200	19,185	20,308	19,364	19,723
Diluted	19,795	19,716	21,595	19,982	20,792

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$13,508	$13,351	$19,283	$40,979	$54,513
Stock compensation expense included in cost of revenues	92	89	123	290	342
Amortization of intangible assets included in cost of revenues	36	161	575	608	1,725
Non-GAAP gross profit	$13,636	$13,601	$19,981	$41,877	$56,580

GAAP gross margin rate	30.7%	30.8%	36.1%	31.4%	35.1%
Non-GAAP gross margin rate	31.0%	31.4%	37.4%	32.0%	36.5%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended
	April 1,	April 3,
	2012	2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,587	$22,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,632	3,979
Amortization of intangible assets	1,173	3,078
Stock compensation expense	4,452	4,239
Deferred income taxes	623	-
Gain on sale/disposal of assets	(366)	(107)
Other	173	614
Change in assets and liabilities	3,462	(4,773)
Net cash provided by operating activities	16,736	29,286

Cash flows from investing activities:
Net maturity (purchase) of investments	7,254	(1,629)
Net purchases of property, plant and equipment	(10,352)	(5,305)
Purchase of cost investment	(200)	-
Net cash used in investing activities	(3,298)	(6,934)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,296	17,849
Repurchase of common stock	(21,145)	(6,534)
Net cash (used in) provided by financing activities	(19,849)	11,315

Effect of exchange rate changes on cash and cash equivalents	10	309
Net (decrease) increase in cash and cash equivalents	(6,401)	33,976
Cash and cash equivalents, beginning of period	52,644	40,711
Cash and cash equivalents, end of period	$46,243	$74,687